                                                  [COMPOSITE CONFORMED COPY WITH
                                                      SUBSTANTIALLY ALL EXHIBITS
                                                          CONFORMED AS EXECUTED]














                         VOLT INFORMATION SCIENCES, INC.





                             NOTE PURCHASE AGREEMENT






                           DATED AS OF AUGUST 28, 1996




               $50,000,000 7.92% SENIOR NOTES DUE AUGUST 28, 2004

                                TABLE OF CONTENTS

                                                                            PAGE

1.       AUTHORIZATION OF NOTES..............................................  1

2.       SALE AND PURCHASE OF NOTES..........................................  1

3.       CLOSING.............................................................  2

4.       CONDITIONS TO CLOSING...............................................  2
         4.1      Representations and Warranties.............................  2
         4.2      Performance; No Default....................................  2
         4.3      Compliance Certificates....................................  2
         4.4      Opinions of Counsel........................................  3
         4.5      Purchase Permitted By Applicable Law, etc..................  3
         4.6      Sale of Other Notes........................................  3
         4.7      Payment of Special Counsel Fees............................  3
         4.8      Private Placement Number...................................  4
         4.9      Rating.....................................................  4
         4.10     Changes in Corporate Structure.............................  4
         4.11     Receivables Securitization Facility Documents..............  4
         4.12     Proceedings and Documents..................................  4

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................  4
         5.1      Organization; Power and Authority..........................  4
         5.2      Authorization, etc.........................................  5
         5.3      Disclosure.................................................  5
         5.4      Organization and Ownership of Shares of Subsidiaries;
                    Affiliates............................ ..................  5
         5.5      Financial Statements.......................................  6
         5.6      Compliance with Laws, Other Instruments, etc...............  6
         5.7      Governmental Authorizations, etc...........................  7
         5.8      Litigation; Observance of Agreements, Statutes and Orders..  7
         5.9      Taxes......................................................  7
         5.10     Title to Property; Leases..................................  7
         5.11     Licenses, Permits, etc.....................................  8
         5.12     Compliance with ERISA......................................  8
         5.13     Private Offering by the Company............................  9
         5.14     Use of Proceeds; Margin Regulations........................  9
         5.15     Existing Debt; Future Liens................................ 10
         5.16     Foreign Assets Control Regulations, etc.................... 10
         5.17     Status under Certain Statutes.............................. 10
         5.18     Environmental Matters...................................... 10

6.       REPRESENTATIONS OF THE PURCHASER.................................... 11
         6.1      Purchase for Investment.................................... 11
         6.2      Source of Funds............................................ 11

7.       INFORMATION AS TO COMPANY........................................... 12
         7.1      Financial and Business Information......................... 12
         7.2      Officer's Certificate...................................... 15
         7.3      Inspection................................................. 16



VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                                                            PAGE



8.       PREPAYMENT OF THE NOTES............................................. 16
         8.1      Required Prepayments....................................... 16
         8.2      Optional Prepayments with Make-Whole Amount................ 17
         8.3      Allocation of Partial Prepayments.......................... 17
         8.4      Maturity; Surrender, etc................................... 17
         8.5      No Other Optional Prepayments or Purchase of Notes......... 17
         8.6      Make-Whole Amount.......................................... 17

9.       AFFIRMATIVE COVENANTS............................................... 19
         9.1      Compliance with Law........................................ 19
         9.2      Insurance.................................................. 19
         9.3      Maintenance of Properties.................................. 19
         9.4      Payment of Taxes and Claims................................ 20
         9.5      Corporate Existence, etc................................... 20
         9.6      Pari Passu................................................. 20

10.      NEGATIVE COVENANTS.................................................. 20
         10.1     Transactions with Affiliates............................... 20
         10.2     Consolidated Net Worth..................................... 21
         10.3     Fixed Charges Coverage Ratio............................... 21
         10.4     Ratio of Consolidated Debt to Total Capitalization......... 21
         10.5     Subsidiary Debt............................................ 21
         10.6     Liens...................................................... 22
         10.7     Merger, Consolidation, etc................................. 25
         10.8     Sale of Assets, etc........................................ 26
         10.9     Sales of Receivables; Limited Recourse..................... 27

11.      EVENTS OF DEFAULT................................................... 28

12.      REMEDIES ON DEFAULT, ETC............................................ 30
         12.1     Acceleration............................................... 30
         12.2     Other Remedies............................................. 31
         12.3     Rescission................................................. 31
         12.4     No Waivers or Election of Remedies, Expenses, etc.......... 31

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES....................... 31
         13.1     Registration of Notes...................................... 31
         13.2     Transfer and Exchange of Notes............................. 32
         13.3     Replacement of Notes....................................... 32

14.      PAYMENTS ON NOTES................................................... 33
         14.1     Place of Payment........................................... 33
         14.2     Home Office Payment........................................ 33


VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                                                            PAGE




15.      EXPENSES, ETC....................................................... 33
         15.1     Transaction Expenses....................................... 33
         15.2     Survival................................................... 34

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT........ 34

17.      AMENDMENT AND WAIVER................................................ 34
         17.1     Requirements............................................... 34
         17.2     Solicitation of Holders of Notes........................... 34
         17.3     Binding Effect, etc........................................ 35
         17.4     Notes held by Company, etc................................. 35

18.      NOTICES............................................................. 35

19.      REPRODUCTION OF DOCUMENTS........................................... 36

20.      CONFIDENTIAL INFORMATION............................................ 36

21.      SUBSTITUTION OF PURCHASER........................................... 38

22.      MISCELLANEOUS....................................................... 38
         22.1     Successors and Assigns..................................... 38
         22.2     Payments Due on Non-Business Days.......................... 38
         22.3     Severability............................................... 38
         22.4     Construction............................................... 38
         22.5     Counterparts............................................... 39
         22.6     Governing Law.............................................. 39

     SCHEDULE A              --    Information Relating to Purchasers

     SCHEDULE B              --    Defined Terms

     SCHEDULE 4.10           --    Changes in Corporate Structure

     SCHEDULE 5.3            --    Disclosure Materials

     SCHEDULE 5.4            --    Subsidiaries of the Company and Ownership of
                                   Subsidiary Stock

     SCHEDULE 5.5            --    Financial Statements

     SCHEDULE 5.8            --    Certain Litigation

     SCHEDULE 5.11           --    Patents, etc.

     SCHEDULE 5.14           --    Use of Proceeds



VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT


     SCHEDULE 5.15           --    Existing Debt

     EXHIBIT 1               --    Form of 7.92% Senior Note due August 28, 2004

     EXHIBIT 4.4(a)          --    Form of Opinion of Special Counsel for the Company

     EXHIBIT 4.4(b)          --    Form of Opinion of the General Counsel of the Company

     EXHIBIT 4.4(c)          --    Form of Opinion of Special Counsel for the Purchasers



VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                         VOLT INFORMATION SCIENCES, INC.
                           1221 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020


                     7.92% SENIOR NOTES DUE AUGUST 28, 2004


                                                     Dated as of August 28, 1996


To the Purchaser Named on the
Signature Page Hereto


Ladies and Gentlemen:

     Volt Information Sciences, Inc., a New York corporation (together with its successors and assigns, the "COMPANY"), agrees with you as follows:

         1.   AUTHORIZATION OF NOTES

     The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 7.92% Senior Notes due August 28, 2004 (the "Notes," such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

         2.   SALE AND PURCHASE OF NOTES

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (as they may from time to time be amended, supplemented or restated, the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.


VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                                                    3.   CLOSING
         3.   CLOSING

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Hebb & Gitlin, One State Street, Hartford, Connecticut 06103, at 10:00 a.m., Hartford time, at a closing (the "Closing") on August 28, 1996. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 150-0- 21157 at Chase Manhattan Bank, One Chase Manhattan Plaza, New York, New York 10081, ABA Number 021000021, Notify David Sunderwirth at (212) 622-4108. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

         4.   CONDITIONS TO CLOSING

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         1        Representations and Warranties.

     The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         2        Performance; No Default.

     The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by
Section 10.1, Section 10.5 or Section 10.6 hereof had such Sections applied since such date.

         3        Compliance Certificates.

                  (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled.

                 (b) Secretary's Certificate. The Company shall have delivered to you a certificate of its Secretary or one of its Assistant Secretaries, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate


VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                                        4. CONDITIONS TO CLOSING

         proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements.

         4        Opinions of Counsel.

     You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing,

                 (a) from Parker Chapin Flattau & Klimpl, LLP, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you),

                 (b) from Howard B. Weinreich, Esq., General Counsel of the Company, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you), and

                 (c) from Hebb & Gitlin, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

         5        Purchase Permitted By Applicable Law, etc.

     On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         6        Sale of Other Notes.

     Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                                        4. CONDITIONS TO CLOSING

         7        Payment of Special Counsel Fees.

     Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

         8        Private Placement Number.

     A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

         9        Rating.

     You shall have received a copy of a letter from Duff & Phelps Credit Rating Co. to the Company assigning a rating to the Notes of at least BBB- and such rating shall continue to be in force and effect (not having been withdrawn) at the time of the Closing.

         10       Changes in Corporate Structure.

     Except as specified in Schedule 4.10, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         11       Receivables Securitization Facility Documents.

     The Company shall have delivered to you an Officer's Certificate, dated the date of Closing, certifying that attached thereto are true and complete copies of the Primary Asset Purchase and Sale Agreement, the Secondary Asset Purchase and Sale Agreement and all amendments, modifications and supplements thereto.

         12       Proceedings and Documents.

     All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to you, as of the date of this Agreement and (if different) as of the date of the Closing, that:

         1        Organization; Power and Authority.

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

         2        Authorization, etc.

     This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         3        Disclosure.

     The Company, through its agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated July 1996 (including the appendices and any other attachments thereto, the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since November 3, 1995, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

         4        Organization and Ownership of Shares of Subsidiaries;
                  Affiliates.

                 (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company's Affiliates, other than Subsidiaries, and (iii) the Company's directors and senior officers.

                 (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold

VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                 (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         5        Financial Statements.

     The Company has delivered to you and each Other Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         6        Compliance with Laws, Other Instruments, etc.

     The execution, delivery and performance by the Company of this Agreement and the Notes will not

                 (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected,

                 (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or

                  (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         7        Governmental Authorizations, etc.

     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         8        Litigation; Observance of Agreements, Statutes and Orders.

                 (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                 (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         9        Taxes.

     The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended October 31, 1988.

         10       Title to Property; Leases.

     The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of under the Receivables Securitization Facility or in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect.

VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         11       Licenses, Permits, etc.

     Except as disclosed in Schedule 5.11,

                 (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                  (b) to the best knowledge of the Company, no product or practice of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                 (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

         12       Compliance with ERISA.

                 (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                 (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "Benefit Liabilities" has the meaning specified in section 4001 of ERISA and the terms "Current Value" and "Present Value" have the meaning specified in section 3 of ERISA.

                 (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                 (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

         13       Private Offering by the Company.

     Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 105 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

         14       Use of Proceeds; Margin Regulations.

     The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% (or, to the extent that capital stock of Autologic may be deemed to constitute margin stock, 20%) of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% (or, to the extent that capital stock of Autologic may be deemed to constitute margin stock, 20%) of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         15       Existing Debt; Future Liens.

                 (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of August 2, 1996, since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                 (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6(a).

         16       Foreign Assets Control Regulations, etc.

     Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         17       Status under Certain Statutes.

     Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts, as amended, or the Federal Power Act, as amended.

         18       Environmental Matters.

     Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                 (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring

VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                 (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                 (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

              6.      REPRESENTATIONS OF THE PURCHASER

         1        Purchase for Investment.

     You represent that you are an "insurance company" (as such term is defined in section 2(13) of the Securities Act) or another "accredited investor" (as such term is defined in section 2(15) of the Securities Act) referred to in section 2(15)(i) of the Securities Act and are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

         2        Source of Funds.

     You represent, with respect to the funds with which you are acquiring the Notes, that all of such funds are from or are attributable to one or more of:

                 (a) General Account -- your "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and that, at the time of the Closing, there is no "employee benefit plan" (within the meaning of section 3(3) of ERISA) maintained by a single employer which when aggregated with all other employee benefit plans maintained by such employer, any employee organization of such employer and any "affiliate" (as defined in section V(a)(1) of the PTE) of such employer with respect to which the aggregate amount of the general account reserves and liabilities for all contracts held by or on behalf of such plans, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the most recent National Association of Insurance Commissioners Annual Statement filed with your state of domicile; for purposes of determining

VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                             6. REPRESENTATIONS OF THE PURCHASER

         such percentage limitation, the amount of reserves and liabilities for the general account contracts held by or on behalf of any employee benefit plan shall be determined before reduction for credits on account of any reinsurance ceded on a coinsurance basis;

                  (b) Separate Account -- a "separate account" (as defined in section 3 of ERISA):

                         (i) 10% Pooled Separate Account -- in respect of which
                  all requirements for an exemption under DOL Prohibited Transaction Class Exemption 90-1 are met with respect to the use of such funds to purchase the Notes;

                         (ii) Identified Plan Assets -- that is comprised of
                  employee benefit plans identified by you in writing and with respect to which the Company hereby warrants and represents that, at the time of the Closing, neither the Company nor any ERISA Affiliate is a "party in interest" (as defined in section 3 of ERISA) or a "disqualified person" (as defined in section 4975 of the Code) with respect to any plan so identified; or

                         (iii) Guaranteed Separate Account -- that is maintained
                  solely in connection with fixed contractual obligations of an insurance company, under which any amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account (as provided by 29 C.F.R. Section 2510.3-101(h)(1)(iii));

                 (c) Qualified Professional Asset Manager -- an "investment fund" managed by a "qualified professional asset manager" (as such terms are defined in Part V of DOL Prohibited Transaction Class Exemption 84-14) and all the requirements for an exemption under such Exemption are met with respect to the use of funds to purchase the Notes;

                 (d) Excluded Plan -- an employee benefit plan that is excluded from the provisions of section 406 of ERISA by virtue of section 4(b) of ERISA; or

                 (e) Exempt Funds -- a separate investment account that is not subject to ERISA and no funds of which come from assets of an "employee benefit plan" or a "plan" or any other entity that is deemed to hold assets (within the meaning of 29 C.F.R. Section 2510.3-101) of an "employee benefit plan" or a "plan" ("employee benefit plan" is defined in section 3 of ERISA, and "plan" is defined in section 4975(e)(1) of the Code).



VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                                    7. INFORMATION AS TO COMPANY


              7.      INFORMATION AS TO COMPANY

         1        Financial and Business Information.

     The Company shall deliver to each holder of Notes that is an Institutional
Investor:

                 (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                         (i) a consolidated balance sheet of the Company and its
                  Subsidiaries as at the end of such quarter, and

                         (ii) consolidated statements of operations,
                  stockholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q (excluding exhibits thereto, unless requested in the particular case or unless necessary to conform to any of the requirements referred to above in this Section 7.1(a)) prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (b) Annual Statements -- within 100 days after the end of each fiscal year of the Company, duplicate copies of,

                         (i) a consolidated balance sheet of the Company and its
                  Subsidiaries, as at the end of such year, and

                         (ii) consolidated statements of operations,
                  stockholders' equity and cash flows of the Company and its Subsidiaries, for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                                  (A) an opinion thereon of independent
                           certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations

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                                       14

                                                    7. INFORMATION AS TO COMPANY

                           and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                  (B) a certificate of such accountants stating
                           that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K (excluding exhibits thereto, unless requested in the particular case or unless necessary to conform to any of the requirements referred to above in this Section 7.1(b)) for such fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                 (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, annual or other report (including, without limitation, each annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act), notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                 (d) Notice of Default or Event of Default -- promptly, and in any event within five days, after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
         Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                                    7. INFORMATION AS TO COMPANY

                 (e) Erisa Matters -- promptly, and in any event within five days, after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                         (i) with respect to any Plan, any reportable event, as
                  defined in section 4043(b) of ERISA and the regulations thereunder, for which the 30-day reporting requirement has not been waived pursuant to such regulations as in effect on the date hereof; or

                         (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                         (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                 (f) Notices from Governmental Authority -- promptly, and in any event within 30 days, after a Responsible Officer becomes aware thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                 (g) Actions, Proceedings -- promptly after a Responsible Officer becomes aware of the commencement thereof, notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

                 (h) Requested Information -- with reasonable promptness, (i) such other data and information (A) relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or (B) relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes or (ii) such information regarding the Company required to satisfy the requirements of 17 C.F.R. Section 230.144A, as amended from time to time, in connection with any contemplated transfer of the Notes.

VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                                    7. INFORMATION AS TO COMPANY

         2        Officer's Certificate.

     Each set of financial statements delivered to a holder of Notes pursuant to
Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                 (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.2 through 10.9 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                 (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         3        Inspection.

     The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                 (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                 (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective

VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                                    7. INFORMATION AS TO COMPANY

         officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

              8.      PREPAYMENT OF THE NOTES

         1        Required Prepayments.

     On August 28, 2000 and on each August 28 thereafter to and including August 28, 2003, the Company will prepay $10,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that any partial prepayment of the Notes pursuant to Section 8.2 shall be applied first to the payment required at the maturity date of the Notes and then to the required prepayments of the Notes becoming due under this Section 8.1 on and after the date of such prepayment in inverse chronological order.

         2        Optional Prepayments with Make-Whole Amount.

     The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in a principal amount of not less than $5,000,000 or such lesser amount as shall then be outstanding, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         3        Allocation of Partial Prepayments.

     In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

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                                       18

                                                      8. PREPAYMENT OF THE NOTES

         4        Maturity; Surrender, etc.

     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which, in the case of Section 8.2, shall be the date specified for prepayment in the Company's notice of prepayment delivered pursuant to Section 8.2), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         5        No Other Optional Prepayments or Purchase of Notes.

     Except as provided in Section 8.2, the Company will not make any optional prepayment (whether directly or indirectly by purchase or other acquisition) in respect of the Notes.

         6        Make-Whole Amount.

     The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
         (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called

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                                       19

                                                      8. PREPAYMENT OF THE NOTES

         Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
         (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and
         (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

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                                                        9. AFFIRMATIVE COVENANTS

         9.   AFFIRMATIVE COVENANTS

     The Company covenants that so long as any of the Notes are outstanding:

         1        Compliance with Law.

     The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         2        Insurance.

     The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         3        Maintenance of Properties.

     The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company or such Subsidiary has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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
                                                        9. AFFIRMATIVE COVENANTS

         4        Payment of Taxes and Claims.

     The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         5        Corporate Existence, etc.

     The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.7 and 10.8, the Company will cause its Subsidiaries to at all times preserve and keep in full force and effect their respective corporate existence (unless merged into the Company or a Subsidiary), and the Company will (as to itself) and will cause each respective Subsidiary (as to such Subsidiary) to preserve and keep in full force and effect their respective rights and franchises unless, in the good faith judgment of the Company or such Subsidiary, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         6        Pari Passu.

     The Company covenants that its obligations under the Notes and under this Agreement and the Other Agreements do and will rank at least pari passu with all its other present and future unsecured Senior Debt.

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
                                                          10. NEGATIVE COVENANTS

         10.  NEGATIVE COVENANTS

     The Company covenants that so long as any of the Notes are outstanding:

         1        Transactions with Affiliates.

     The Company will not and will not permit any Subsidiary to enter into, directly or indirectly, any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate. For purposes of the preceding sentence, transactions between the Company or any Subsidiary and any joint venture partnership in which the Company or such Subsidiary is a partner or another participant shall be deemed to be in the ordinary course of the Company's or such Subsidiary's business.

         2        Consolidated Net Worth.

     The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $80,000,000 plus (b) an aggregate amount equal to 50% of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ending November 1, 1996.

         3        Fixed Charges Coverage Ratio.

     The Company will not permit, as of the last day of any fiscal quarter of the Company, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters of the Company ending on such date, to (b) Fixed Charges for such period of four consecutive fiscal quarters, to be less than 2.25 to 1.

         4        Ratio of Consolidated Debt to Total Capitalization.

     The Company will not at any time permit Consolidated Debt as of such time to exceed 50% of Consolidated Total Capitalization as of such time.

         5        Subsidiary Debt.

                  (a) The Company will not at any time permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Funded Debt other than:

                           (i) Funded Debt of a Subsidiary owed to the Company
                  or another Subsidiary;

                           (ii) Funded Debt of a Subsidiary outstanding on the
                  date of the Closing and disclosed in Schedule 5.15;

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                                                          10. NEGATIVE COVENANTS

                         (iii) Funded Debt of a Subsidiary outstanding at the
                  time such Subsidiary becomes a Subsidiary, provided that (A) such Funded Debt shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary and (B) immediately after such Subsidiary becomes a Subsidiary no Default or Event of Default shall exist;

                         (iv) extensions, renewals or refundings of Funded Debt
                  permitted under subsection (ii) or subsection (iii) above, provided that (A) in the case of Funded Debt permitted under subsection (ii) above, the principal amount thereof shall not exceed the principal amount outstanding on the date of the Closing, and (B) in the case of Funded Debt permitted under subsection (iii) above, the principal amount thereof shall not exceed the principal amount outstanding immediately prior to such extension, renewal or refunding; and

                         (v) Funded Debt of a Subsidiary in addition to that
                  otherwise permitted by the foregoing provisions of this
                  Section 10.5, provided that on the date the Subsidiary incurs or otherwise becomes liable with respect to any such additional Funded Debt and immediately after giving effect thereto and the concurrent retirement of any other Funded Debt,

                                    (A) no Default or Event of Default exists,
                           and

                                    (B) the sum, without duplication, of all
                           Funded Debt incurred pursuant to this subsection
                           (a)(v) plus all the then outstanding Debt of the Company and its Subsidiaries secured by Liens permitted solely under paragraph (xi) of Section 10.6(a), does not exceed 20% of Consolidated Net Worth as of the end of the then most recent fiscal quarter of the Company.

                 (b) The Company will not permit Volt Funding to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Debt other than Securitization Attributable Debt under the Receivables Securitization Facility (not to exceed the amount specified in paragraph (b) of Section 10.9).

         6        Liens.

                 (a) Negative Pledge. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits, except:

                         (i) Liens for taxes, assessments or other governmental
                  charges or levies, and statutory Liens of landlords and Liens of carriers,

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
                                                          10. NEGATIVE COVENANTS

                  warehousemen, mechanics, materialmen and other similar Liens, in each case incurred in the ordinary course of business and not yet due and payable or the payment of which is not at the time required by Section 9.4;

                         (ii) Liens of or resulting from any judgment or award
                  the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, provided that the aggregate amount so secured (net of any amount thereof covered by insurance maintained by the Company or a Subsidiary, the issuer of which insurance is an independent commercial insurer that, in the good faith judgment of the Company, is capable of discharging its payment obligations in connection with such insurance and which insurer has not denied such coverage) does not at any time exceed $5,000,000 (or equivalent) (provided further that, notwithstanding the foregoing, if the Company discharges any such Liens within (A) 60 days after the expiration of such time for appeal or petition for rehearing or the expiration of such stay in the case of such aggregate amount so secured being $1,000,000 (or equivalent) or less or (B) five Business Days after the expiration of such time for appeal or petition for rehearing or the expiration of such stay in the case of such aggregate amount so secured being more than $1,000,000 (or equivalent) but less than $5,000,000 (or equivalent), then during the applicable period referred to in the foregoing clause (A) or (B), as the case may be, such Liens shall be deemed to be permitted pursuant to this paragraph (ii));

                         (iii) Liens (other than any Lien imposed by ERISA)
                  incurred or deposits made in the ordinary course of business
                  (A) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (B) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money or the obtaining of advances or the payment of the deferred purchase price of property;

                         (iv) leases or subleases granted to others, easements,
                  rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property for the purpose of such business;

                         (v) (A) Liens on property or assets of the Company or
                  any of its Subsidiaries securing Debt owing to the Company or to any of its Wholly-Owned Subsidiaries and (B) Liens on property or assets of any of the

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
                                                          10. NEGATIVE COVENANTS

                  Subsidiaries of Autologic securing Debt owing to Autologic or to any of the Subsidiaries of Autologic;

                         (vi) Liens existing on the date of this Agreement and
                  securing the Debt of the Company and its Subsidiaries referred to in Schedule 5.15 (other than any Liens granted under the Receivables Securitization Facility, such Liens being addressed in paragraph (x) of this Section 10.6(a));

                         (vii) any Lien created to secure all or any part of the
                  purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that

                                    (A) any such Lien shall extend solely to the
                           item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                                    (B) the principal amount of the Debt secured
                           by any such Lien shall not exceed an amount equal to the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and

                                    (C) any such Lien shall be created
                           contemporaneously with, or within 120 days after, the acquisition or construction of such property;

                         (viii) any Lien existing on property of a Person
                  immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (A) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, and (B) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

                         (ix) any Lien renewing, extending or refunding any Lien
                  permitted by paragraph (vi), paragraph (vii) or paragraph
                  (viii) of this Section

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
                                                          10. NEGATIVE COVENANTS

                  10.6(a), provided that (A) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased, (B) such Lien is not extended to any other property, and (C) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

                         (x) Liens granted by Volt Funding pursuant to the
                  Receivables Securitization Facility to the "Investor" and to the "Banks" (as such terms are defined in the Primary Asset Purchase and Sale Agreement and the Secondary Asset Purchase and Sale Agreement), provided that (A) such Liens encumber only accounts receivable (which accounts receivable are from time to time originated in the Temporary Services division, the Technical Services division and the Directory Services division of the Company and certain Subsidiaries and sold from time to time to Volt Funding) and certain other related property of the types (and such Liens secure only obligations of the types) referred to in Section 2.16 of the Primary Asset Purchase and Sale Agreement and Section 2.15 of the Secondary Asset Purchase and Sale Agreement, as such agreements are in effect on the date of Closing, and (B) this paragraph (x) shall not apply at any time when the Company is not in compliance with Section 10.9; and

                         (xi) other Liens not otherwise permitted by paragraphs
                  (i) through (x) of this Section 10.6(a), provided that, at the time of the creation or incurrence thereof and after giving effect thereto, the sum (without duplication) of (A) the aggregate amount of Debt secured by Liens permitted solely under this paragraph (xi) plus (B) the aggregate amount of then outstanding Funded Debt of Subsidiaries incurred pursuant to Section 10.5(a)(v) does not exceed 20% of Consolidated Net Worth as of the end of the then most recent fiscal quarter of the Company.

                  (b) Equal and Ratable Lien; Equitable Lien. If, notwithstanding the prohibition contained herein, the Company shall, or shall permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien securing Debt for borrowed money, other than those Liens permitted by the provisions of paragraphs
         (i) through (xi) of Section 10.6(a), it will make or cause to be made effective provision whereby the Notes will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property. Such violation of Section 10.6(a) will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 10.6(b).

                 (c) Financing Statements. The Company will not, and will not permit any Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Company or such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that the Company or

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
                                                          10. NEGATIVE COVENANTS

         such Subsidiary is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this Section 10.6 or to evidence for informational purposes a lessor's or a consignor's interest in property leased or consigned to the Company or any such Subsidiary.

         7        Merger, Consolidation, etc.

     The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of all or substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

                  (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of independent counsel referred to in Section 4.4(a), other nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                  (c) immediately after giving effect to such transaction no Default or Event of Default would exist.

No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

         8        Sale of Assets, etc.

     Except as permitted under Section 10.7 or Section 10.9, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition, provided that the Company and its Subsidiaries may engage in Asset Dispositions involving assets other than accounts receivable if:

                  (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of

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
                                                          10. NEGATIVE COVENANTS

         the property exchanged and is in the best interest of the Company or such Subsidiary; and

                  (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

                  (c) immediately after giving effect to the Asset Disposition,

                           (i) the Disposition Value of all property that was
                  the subject of an Asset Disposition permitted by this Section
                  10.8 during the then current fiscal year of the Company would not exceed 15% of Consolidated Assets as of the end of the then most recently ended fiscal year of the Company, and

                           (ii) the Disposition Value of all property that was
                  the subject of an Asset Disposition permitted by this Section
                  10.8 on or after the date of the Closing would not exceed 30% of Consolidated Assets as of the end of the then most recently ended fiscal year of the Company.

     If the Net Proceeds Amount for any Transfer is applied, within 365 days after such Transfer, to the acquisition by the Company or a Subsidiary of operating assets of the Company or any Subsidiary to be used in the ordinary course of business of such Person, then such Transfer, only for the purpose of determining compliance with subsection (c) as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

         9        Sales of Receivables; Limited Recourse.

     Notwithstanding the provisions of Section 10.8, Volt Funding may, at any time and from time to time, sell, pursuant to the Receivables Securitization Facility, "Eligible Assets" (as such term is defined under both the Primary Asset Purchase and Sale Agreement and the Secondary Asset Purchase and Sale Agreement) to the "Investor" (as such term is defined in the Primary Asset Purchase and Sale Agreement) and to the "Banks" (as such term is defined in the Secondary Asset Purchase and Sale Agreement), provided that:

         (a) such "Eligible Assets" shall consist of undivided percentage ownership interests in accounts receivable (which accounts receivable are from time to time originated in the Temporary Services division, the Technical Services division and the Directory Services division of the Company and certain Subsidiaries and sold from time to time to Volt Funding) and certain other related property described in the Receivables Securitization Facility;

         (b) the aggregate amount (without duplication) of Securitization Attributable Debt of Volt Funding, the Company and the other Subsidiaries in connection with any such sale (or otherwise under the Receivables Securitization Facility) shall not at any time exceed 25% of the proceeds received by Volt Funding from such sale (provided that, solely for purposes of this paragraph (b), the amount of any such Securitization Attributable Debt attributable to the "Collection Agent Fee Reserve" (as such term is defined

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
                                                          10. NEGATIVE COVENANTS

     under both the Primary Asset Purchase and Sale Agreement and the Secondary Asset Purchase and Sale Agreement) shall be excluded); and

         (c) after giving effect to any such sale, the aggregate face amount (without duplication) of uncollected accounts receivable required under GAAP to be treated (or otherwise actually accounted for by the Company or any Subsidiary) as having been sold in such sale and all prior sales by Volt Funding, the Company and the other Subsidiaries (excluding sales to Volt Funding, the Company or any other Subsidiary) under the Receivables Securitization Facility does not exceed the greater of (i) $45,000,000 (or equivalent) or (ii) 15% of Consolidated Assets.

The Company shall promptly establish or cause to be established a reserve for the recourse liability of Volt Funding, the Company and the other Subsidiaries arising from all sales of accounts receivable in such amount as the Company in good faith determines to be prudent and consistent with sound financial and business practice. For so long as the Receivables Securitization Facility remains in use, the Company will maintain Volt Funding as a Wholly-Owned Subsidiary, the sole purpose, business and activities of which shall relate directly to the Receivables Securitization Facility.

         11.  EVENTS OF DEFAULT

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or any of Sections 10.2 through 10.9, inclusive; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

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                                                           11. EVENTS OF DEFAULT

                 (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount in excess of $5,000,000 (or equivalent) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount in excess of $5,000,000 (or equivalent) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount in excess of $5,000,000 (or equivalent), or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt; or

                 (g) the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                 (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiaries, or any such petition shall be filed against the Company or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or

                 (i) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 (or equivalent) are rendered against one or more of the Company and its Material Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

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
                                                           11. EVENTS OF DEFAULT

                  (j) if any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,

                           (i) a notice of intent to terminate any Plan shall
                  have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,

                           (ii) the aggregate "amount of unfunded benefit
                  liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $2,000,000 (or equivalent),

                           (iii) the Company or any ERISA Affiliate shall have
                  incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,

                           (iv) the Company or any ERISA Affiliate withdraws
                  from any Multiemployer Plan, or

                           (v) the Company or any Subsidiary establishes or
                  amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder;

and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         12.  REMEDIES ON DEFAULT, ETC.

         1        Acceleration.

                 (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause
         (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

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
                                                   12. REMEDIES ON DEFAULT, ETC.

                  (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or paragraph (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) except in the case of the Notes becoming due and payable under
Section 12.1(a), the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         2        Other Remedies.

     If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

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
                                                   12. REMEDIES ON DEFAULT, ETC.

         3        Rescission.

     At any time within the 90-day period after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that is due and payable other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         4        No Waivers or Election of Remedies, Expenses, etc.

     No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

         13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

         1        Registration of Notes.

     The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

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
                               13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

         2        Transfer and Exchange of Notes.

     Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

         3        Replacement of Notes.

     Upon receipt by the Company of evidence reasonably satisfactory to it from the registered holder of any Note of the loss, theft, destruction or mutilation of any such Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original purchaser or a Qualified Institutional Buyer, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver to such registered holder, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

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
                                                           14. PAYMENTS ON NOTES

         14.  PAYMENTS ON NOTES

         1        Place of Payment.

     Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         2        Home Office Payment.

     So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

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
                                                              15. EXPENSES, ETC.

         15.  EXPENSES, ETC.

         1        Transaction Expenses.

     Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions (but not including attorneys' fees in connection with any transfer after the Closing of a Note from a holder thereof to another Person) and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

         2        Survival.

     The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

         16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

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
                                                        17. AMENDMENT AND WAIVER

         17.  AMENDMENT AND WAIVER

         1        Requirements.

     This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders (whether or not you are one of the Required Holders so consenting), except that
(a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

         2        Solicitation of Holders of Notes.

                 (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                 (B) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

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
                                                        17. AMENDMENT AND WAIVER

         3        Binding Effect, etc.

     Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended, supplemented or restated.

         4        Notes held by Company, etc.

     Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

         18.  NOTICES

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, with a copy to General Counsel (Telephone: (212) 704-2400; facsimile (212) 704-2417), or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

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
                                                  19.  REPRODUCTION OF DOCUMENTS

         19.  REPRODUCTION OF DOCUMENTS

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

         20.  CONFIDENTIAL INFORMATION

     For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that

                 (a) was publicly known or otherwise known to you prior to the time of such disclosure,

                 (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf,

                 (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or

                 (d)   constitutes financial statements delivered to you under
         Section 7.1 that are otherwise publicly available.

You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to

                 (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes),



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                                       40

                                                   20.  CONFIDENTIAL INFORMATION

                 (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,

                 (iii)  any other holder of any Note,

                 (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
         20),

                 (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),

                 (vi) any federal or state regulatory authority having jurisdiction over you,

                 (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or

                 (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.


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
                                                  21.  SUBSTITUTION OF PURCHASER

         21.  SUBSTITUTION OF PURCHASER

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

         22.  MISCELLANEOUS

         1        Successors and Assigns.

     All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         2        Payments Due on Non-Business Days.

     Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day, provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment and the amount of the next succeeding interest payment shall be adjusted accordingly.

         3        Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.


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
                                                              22.  MISCELLANEOUS

         4        Construction.

     Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         5        Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         6        Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

      [Remainder of page intentionally blank. Next page is signature page.]







VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

              If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                            Very truly yours,
                                            VOLT INFORMATION SCIENCES, INC.



                                            By /s/ James J. Groberg
                                               ---------------------------------
                                                   Name:  James J. Groberg
                                                   Title:  Senior Vice President


The foregoing is hereby
agreed to as of the
date thereof.

[Separately executed by each of
 following Purchasers]

THE EQUITABLE LIFE ASSURANCE SOCIETY
OF THE UNITED STATES



By /s/ Beatriz M. Cuervo
   ---------------------------------
   Name:  Beatriz M. Cuervo
   Title:  Investment Officer


GREAT-WEST LIFE & ANNUITY INSURANCE
COMPANY



By /s/ E. A. Marr
   ---------------------------------
   Name:  E. A. Marr
   Title:  Assistant Vice President
             Private Placement Investments



By /s/ James G. Lowery
   ---------------------------------
   Name:  James G. Lowery
   Title:  Assistant Vice President
             Private Placement Investments




VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

NORTHERN LIFE INSURANCE COMPANY



By /s/ James V. Wittich
   ---------------------------------
   Name:  James V. Wittich
   Title:  Assistant Treasurer


UNITED SERVICES LIFE INSURANCE COMPANY



By /s/ James V. Wittich
   ---------------------------------
   Name:  James V. Wittich
   Title:  Assistant Treasurer


RELIASTAR BANKERS SECURITY LIFE
INSURANCE COMPANY



By /s/ James V. Wittich
   ---------------------------------
   Name:  James V. Wittich
   Title:  Assistant Treasurer


THE CANADA LIFE ASSURANCE COMPANY



By /s/ Brian J. Lynch
   ---------------------------------
   Name:  Brian J. Lynch
   Title:  Associate Treasurer


CANADA LIFE INSURANCE COMPANY
OF AMERICA



By /s/ Brian J. Lynch
   ---------------------------------
   Name:  Brian J. Lynch
   Title:  Assistant Treasurer




VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

RGA REINSURANCE COMPANY


By /s/ Terri Tanaka
   ---------------------------------
   Name:  Terri Tanaka
   Title:  Senior Vice President


SAFECO LIFE INSURANCE COMPANY


By /s/ Rod Pierson
   ---------------------------------
   Name:  Rod Pierson
   Title:  Senior Vice President, Secretary


MODERN WOODMEN OF AMERICA


By /s/ G.E. Stoefen
   ---------------------------------
   Name:  G.E. Stoefen
   Title:  Director, Treasurer & Investment Manager

VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                                                   DEFINED TERMS

                                   SCHEDULE B

                                  DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     Affiliate -- means at any time, and with respect to any Person,

         (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and

         (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.

As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     Agreement, this -- is defined in Section 17.3.

     Asset Disposition -- means any Transfer except:

         (a) any Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary,

         (b) any Transfer from the Company to Volt Funding of accounts receivable originated in the Temporary Services division, the Technical Services division and the Directory Services division of the Company and certain Subsidiaries pursuant to the Receivables Securitization Facility,

         (c) any Transfer from a Subsidiary of Autologic to Autologic or a Subsidiary of Autologic, and

         (d) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

     Autologic -- means Autologic Information International, Inc., a Delaware corporation.

     Business Day -- means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.


VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                  Schedule B-1

                                                                   DEFINED TERMS


     Capital Lease -- means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     Capital Lease Obligation -- means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

     Closing -- is defined in Section 3.

     Code -- means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     Company -- is defined in the introductory sentence of this Agreement.

     Confidential Information -- is defined in Section 20.

     Consolidated Assets -- means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

     Consolidated Debt -- means, as of any date of determination, the total of all Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that Debt constituted by Swaps of the Company and its Subsidiaries shall be included in such determination only to the extent that the aggregate amount thereof (after such eliminations) exceeds $4,000,000 (or equivalent).

     Consolidated Income Available for Fixed Charges -- means, with respect to any period, Consolidated Net Income (subject to the adjustments specified below in this definition) for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges, (b) the amortization of all assets of the Company and its Subsidiaries that would be considered intangible under GAAP, and (c) taxes imposed on or measured by income or excess profits. Solely for purposes of determining Consolidated Income Available for Fixed Charges, Consolidated Net Income shall be subject to the following adjustments:

         (i) in connection with any pooling of interests under GAAP, the exclusion provided for by clause (a) of the definition of Consolidated Net Income shall not apply to the income of any Person referred to in such clause, except to the extent that such income exceeds the aggregate amount of charges constituting a portion of Fixed Charges attributed to such Person in any calculation of Fixed Charges for any period all or a portion of which period is prior to the date referred to in such clause (a);


VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                  Schedule B-2

                                                                   DEFINED TERMS

         (ii) the exclusion provided for by clause (c) of the definition of Consolidated Net Income shall not apply to the undistributed earnings of any Subsidiary referred to in such clause, except to the extent that such undistributed earnings with respect to any period exceed the aggregate amount of charges constituting a portion of Fixed Charges attributed to such Subsidiary in any calculation of Fixed Charges for such period; and

         (iii) the exclusion provided for by clause (l) of the definition of Consolidated Net Income shall not apply to any portion of net income referred to in such clause attributable to a Subsidiary, except to the extent that such portion of net income attributable to such Subsidiary with respect to any period exceeds the aggregate amount of charges constituting a portion of Fixed Charges attributed to such Subsidiary in any calculation of Fixed Charges for such period which charges were payable in a currency the same as that in which such portion of net income is properly denominated (or the currency in which such portion of net income is properly denominated is freely convertible by such Subsidiary into the currency in which such charges were payable).

     Consolidated Net Income -- means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall be excluded (to the extent otherwise included in such calculation of net income (or loss)):

         (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

         (b) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions,

         (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary,

         (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period (provided that, in the case of any period of four consecutive fiscal quarters of the Company, such exclusion shall apply only to any excess of the aggregate amount of any such restorations to income during such period over $1,500,000 (or equivalent)),


VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                  Schedule B-3

                                                                   DEFINED TERMS

         (e) any aggregate net gain (or net loss) during such period arising from the sale, conversion, exchange or other disposition (other than in the ordinary course of business of the Company and the Subsidiaries) of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities),

         (f) any gains or losses resulting from any write-up or write-down of any assets,

         (g) any net gain from the collection of the proceeds of life insurance policies,


         (h) any gain or loss (other than any loss arising from any requirement that the Company or any Subsidiary pay any premium, penalty or make-whole amount in connection with a prepayment of any Debt) arising from the acquisition of any Security of the Company or any Subsidiary, or the extinguishment, under GAAP, of any Debt, of the Company or any Subsidiary (provided that if the aggregate amount of any such losses incurred during any period of four consecutive fiscal quarters of the Company exceeds $500,000 (or equivalent) then the amount of such excess losses shall not be excluded in determining Consolidated Net Income for such period),

         (i) any net income or gain (or net loss) during such period from (A) any change in accounting principles in accordance with GAAP, (B) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, (C) any extraordinary items, or (D) any discontinued operations or the disposition thereof,

         (j) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary,

         (k) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and

         (l) any portion of such net income that cannot be freely converted into United States dollars.

     Consolidated Net Worth -- means, at any time,

         (a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Subsidiaries plus
     (ii) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, plus (or minus) (iii) unrealized foreign currency translation adjustments and unrealized gain (loss) on marketable securities, in each case

VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                  Schedule B-4

                                                                   DEFINED TERMS

     as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

         (b) to the extent included in clause (a), all amounts properly attributable to Minority Interests, if any, in the stock and surplus of Subsidiaries.

     Consolidated Total Capitalization -- means, at any time, the sum of (a) Consolidated Net Worth, plus (b) Minority Interests, plus (c) Consolidated Debt.

     Debt -- means, at any time, with respect to any Person, without duplication,

         (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

         (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

         (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

         (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

         (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money), but excluding contingent liabilities in respect of any such letters of credit or instruments in respect of any available amounts thereunder that are at such time undrawn or otherwise unutilized;

         (f)   Swaps of such Person;

         (g)   all Securitization Attributable Debt of such Person; and

         (h) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

Without limitation of the foregoing, Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (h) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     Default -- means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.


VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                  Schedule B-5

                                                                   DEFINED TERMS

     Default Rate -- means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by The Chase Manhattan Bank (or its successor) in New York, New York as its "base" or "prime" rate.

     Disposition Value -- means, at any time, with respect to any property,

         (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

         (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

     Environmental Laws -- means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     ERISA Affiliate -- means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     Event of Default -- is defined in Section 11.

     Exchange Act -- means the Securities Exchange Act of 1934, as amended from time to time.

     Fair Market Value -- means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     Fixed Charges -- means, with respect to any period, the sum of (a) Interest Charges for such period and (b) 33-_% of Lease Rentals for such period.


VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                  Schedule B-6

                                                                   DEFINED TERMS

     Funded Debt -- means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date more than one year (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof, provided that Funded Debt shall, as at any date of determination, (a) include Current Maturities of Funded Debt, and (b) if such Person is Volt Funding, exclude any Securitization Attributable Debt of such Person within the limit provided by paragraph (b) of
Section 10.9.

         Current Maturities of Funded Debt -- means, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or one year or less from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date more than one year from such time.

     GAAP -- means generally accepted accounting principles as in effect from time to time in the United States of America.

     GOVERNMENTAL AUTHORITY -- means

         (a)    the government of

                (i) the United States of America or any state or other political subdivision thereof, or

                (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

         (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     Guaranty -- means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

         (a) to purchase such indebtedness or obligation or any property constituting security therefor;

         (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person

VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                  Schedule B-7

                                                                   DEFINED TERMS

     or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

         (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

         (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     Hazardous Material -- means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     holder -- means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to
Section 13.1.

     Institutional Investor -- means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     Interest Charges -- means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with
GAAP): (a) all interest in respect of Debt of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

     Lease Rentals -- means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with
GAAP): the minimum amount of rental and other obligations required to be paid during such period by the Company or any Subsidiary


VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                  Schedule B-8

                                                                   DEFINED TERMS

as lessee under all leases of real or personal property (other than Capital Leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) (a) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.

     Lien -- means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements, provided that the Shareholder Stock Voting Agreement, entered into as of January 29, 1996, by and among the Company, Charles Ying, Leroy Bell, John Kountz and Ralph Roth, which sets forth certain agreements among such parties relating to nominations and voting and related matters with respect to the members of the board of directors of Autologic, and which agreement expires in 1998, shall be deemed not to constitute a Lien).

     Make-Whole Amount -- is defined in Section 8.6.

     Material -- means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     Material Adverse Effect -- means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

     Material Subsidiary -- means, at any time, any Subsidiary that satisfies at least one of the following conditions:

         (a) such Subsidiary had unconsolidated revenues of greater than $10,000,000 (or equivalent) for the then most recently ended fiscal year of the Company; or

         (b) the sum of the fixed assets, whether tangible or intangible, plus inventory of such Subsidiary as of the end of the then most recently ended fiscal year of the Company was greater than $1,000,000 (or equivalent).

Without limitation of the foregoing, for purposes of paragraphs (g), (h) and (i) of Section 11, any two or more Subsidiaries that, if considered together as though they were a single Subsidiary, would satisfy at least one of the foregoing conditions (and with respect to each of which Subsidiaries one or more of the conditions or events referred to in such paragraphs (g), (h) and (i) shall have occurred and be continuing at such time), shall be deemed together or collectively to constitute a Material Subsidiary.

     Memorandum -- is defined in Section 5.3.


VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                  Schedule B-9

                                                                   DEFINED TERMS

     Minority Interests -- means any shares of capital stock of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests constituting Preferred Stock shall be valued at the voluntary or involuntary liquidation value of such Preferred Stock, whichever is greater, and Minority Interests constituting common stock shall be valued at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in Preferred Stock.

     Multiemployer Plan -- means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     Net Proceeds Amount -- means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

         (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

         (b)   the sum (without duplication) of

               (i) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer, plus

               (ii) the amount of any Debt secured by a Lien on such property to the extent that such Debt is retired with all or a portion of such consideration, plus

               (iii) the amount of any tax on such Transfer or other tax liability incurred by such Person as a result of such Transfer, but net of the amount of any tax benefit realized by such Person in respect of such Transfer.

     Notes -- is defined in Section 1.

     Officer'S Certificate -- means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     (or equivalent) -- means, when used in connection with any reference to a specified amount of United States dollars (designated in this Agreement by the symbol "$"), such specified amount of United States dollars ($) or an equivalent amount in one or more currencies (one of which may, but need not, be United States dollars ($)), with the amount of each such currency other than United States dollars ($) being converted to United States dollars ($) for such purposes in accordance with the requirements of GAAP and in a manner consistent with the accounting policies implemented in the most recent annual report of the Company.

     Other Agreements -- is defined in Section 2.

     Other Purchasers -- is defined in Section 2.


VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                 Schedule B-10

                                                                   DEFINED TERMS

     PBGC -- means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     Person -- means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     Plan -- means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     Preferred Stock -- means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     Primary Asset Purchase and Sale Agreement -- is defined in the definition of Receivables Securitization Facility.

     property or properties -- means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     Qualified Institutional Buyer -- means any Person who is a "qualified institutional buyer," within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

     Receivables Securitization Facility -- means, collectively, the Asset Purchase and Sale Agreement, dated as of October 5, 1993 (as amended, modified, supplemented or replaced from time to time, the "Primary Asset Purchase and Sale Agreement"), among Volt Funding as "Seller," the Company as "Collection Agent," Omnibus Funding Corporation as "Investor," Chemical Bank Agency Services Corporation as "Agent," Chemical Securities Inc. as "Referral Agent" and National Westminster Bank USA and Chemical Bank as "Banks," and the Secondary Asset Purchase and Sale Agreement, dated as of October 5, 1993 (as amended, modified, supplemented or replaced from time to time, the "Secondary Asset Purchase and Sale Agreement"), among Volt Funding as "Seller," the Company as "Collection Agent," Chemical Bank Agency Services Corporation as "Agent" and National Westminster Bank USA and Chemical Bank as "Banks," in each case as amended by the First Omnibus Amendment, dated as of March 31, 1995, and as may otherwise be amended, modified, supplemented or replaced, provided that such agreements, as so otherwise amended, modified, supplemented or replaced, have substantially the same terms and provisions (other than the termination dates thereof) as such agreements as in effect on the date of Closing.

     Required Holders -- means, at any time, the holder or holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).


VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                 Schedule B-11

                                                                   DEFINED TERMS

     Responsible Officer -- means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     Secondary Asset Purchase and Sale Agreement -- is defined in the definition of Receivables Securitization Facility.

     Securities Act -- means the Securities Act of 1933, as amended from time to time.

     Securitization Attributable Debt -- means, at any time, with respect to any Person, without duplication,

            (a) if such Person is Volt Funding, the remainder (but in no event less than zero) of

                  (i) the sum of the "Aggregate Required Amount" (as such term is defined in the Primary Asset Purchase and Sale Agreement) at such time plus the "Aggregate Required Amount" (as such term is defined under the Secondary Asset Purchase and Sale Agreement) at such time (provided that if at any time such sum is less than the aggregate face amount of uncollected accounts receivable, or interests therein, required under the terms of the Receivables Securitization Facility to be subject to ownership by the "Owners" (as such term is defined under both the Primary Asset Purchase and Sale Agreement and the Secondary Asset Purchase and Sale Agreement) at such time, then the result of this paragraph
               (i) shall be deemed to be such greater aggregate face amount of uncollected accounts receivable), minus

                  (ii) the sum of the "Notes Outstanding" (as such term is defined in the Primary Asset Purchase and Sale Agreement) at such time plus the aggregate of the "Outstanding Amount" at such time for all "Eligible Assets" (as both such terms are defined in the Secondary Asset Purchase and Sale Agreement), and

            (b) any amounts required at such time by GAAP to be reflected as liabilities of such Person on a balance sheet of such Person (assuming, for purposes of this paragraph (b) that a balance sheet of such Person as of such time was prepared), or actually accounted for by such Person as liabilities on any such balance sheet, directly or indirectly in connection with any sale of accounts receivables or related property (whether under the Receivables Securitization Facility or otherwise) of such Person.

     Security -- has the meaning set forth in Section 2(1) of the Securities
Act.

     Senior Debt -- means any Debt of the Company other than Subordinated Debt.

     Senior Financial Officer -- means the chief financial officer, principal accounting officer, vice president - accounting operations, treasurer or comptroller of the Company.


VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                 Schedule B-12

                                                                   DEFINED TERMS

     Subordinated Debt -- means any Debt of the Company that, by its terms, is in any manner subordinated in right of payment in any respect to Debt evidenced by the Notes.

     Subsidiary -- means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries), provided that, notwithstanding the foregoing, TeleListas S.A., a Brazilian company, shall be deemed not to be a Subsidiary of the Company unless required by GAAP to be treated as (or unless actually treated by the Company in its consolidated financial statements as) a subsidiary of the Company. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     Subsidiary Stock -- means any class of capital stock, share capital or similar equity interest (or any options or warrants to purchase any capital stock, share capital or similar equity interest, or other Securities exchangeable for or convertible into any capital stock, share capital or similar equity interest) of any Subsidiary.

     Successor Corporation -- is defined in Section 10.7.

     Swaps -- means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     Transfer -- means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock, and including, without limitation, any consolidation, merger or other transaction involving any Subsidiary the direct or indirect result of which is a disposition of all or a portion of any equity or other interest in or property of such Subsidiary. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, the Disposition Value of any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.


VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                 Schedule B-13

                                                                   DEFINED TERMS

     Volt Funding -- means Volt Information Sciences Funding, Inc., a Delaware corporation, and any successors thereto.

     Wholly-Owned Subsidiary -- means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.









VOLT INFORMATION SCIENCES, INC.                          NOTE PURCHASE AGREEMENT

                                 Schedule B-14

                                                                       EXHIBIT 1

                                  FORM OF NOTE

                         VOLT INFORMATION SCIENCES, INC.

                      7.92% SENIOR NOTE DUE AUGUST 28, 2004


No. R-__                                                                  [Date]
$_________                                                      PPN  928703 A* 8

     FOR VALUE RECEIVED, the undersigned, VOLT INFORMATION SCIENCES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to_________, or registered assigns, the principal sum of __________ DOLLARS ($_________) on August 28, 2004, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.92% per annum from the date hereof, payable semiannually, on the 28th day of February and August in each year, commencing with the February 28th or August 28th next succeeding the date hereof, until the principal hereof shall have become due and payable, and
(b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.92% or (ii) 2% over the rate of interest publicly announced by The Chase Manhattan Bank (or its successor) from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of August 28, 1996 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal


VOLT INFORMATION SCIENCES, INC.                                     FORM OF NOTE

                                  Exhibit 1-1
amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     THIS NOTE AND THE NOTE PURCHASE AGREEMENTS ARE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                       VOLT INFORMATION SCIENCES, INC.

                                       By
                                           Name:
                                           Title:







VOLT INFORMATION SCIENCES, INC.                                     FORM OF NOTE

                                  Exhibit 1-2